SUMMARY AND TERMS FOR THINKING TOOLS, INC
                            BRIDGE FINANCING OFFERING



In order to meet the immediate needs of Thinking Tools, Inc. a Delaware corporation (the "Company"), Thinking Technologies, LP ("Lender") and the Company agree to the following terms as of January 15, 1998, with future matters as agreed by the parties.

         The Units:

         Securities.................Units. Each Unit consisting of a 10% Senior
                                    Secured Convertible Note in the principal amount of $1,000 (each a "Note" and collectively, the "Notes") and a warrant (each a "Warrant" and collectively the "Warrants') to purchase 200 shares of Common Stock, .001 par value ("Common Stock").

         Offering Amount............Up to $350,000  (350 Units), at the sole discretion of lender.

         The Notes:

         Issue......................Senior Secured Convertable Note in the
                                    aggregate principal amount of a minimum of up to $350,000 as has been authorized by the Company Board of Directors on March 5, 1999.

                                    Thinking Technologies, LP shall loan the Company up to $350,000. , which will include appropriate and necessary management expenses of Knoll Capital Management, at 10% interest per annum pursuant to a promissory note maturing on the earlier of (a) 90 days from date of Initial Note or (b) the date of a closing of a sale of securities or assets (other than the financing contemplated herein), any joint venture involving proceeds to the Company, or any other financing; the net proceeds of which, in aggregate, equal or exceed the principal amount of the Notes; subject to acceleration in the event of bankruptcy or certain other customary events.


         Maturity...................The Notes mature upon the earlier of (i) 90 days from date of Note or (ii) the date the Company receives equity financing, proceeds from any joint venture or any other financing or sale of assets (iii) the date of a closing of a sale (or the closing of the last of a series of sales) of securities (other than the financing contemplated herein) subject to acceleration in the event of bankruptcy or certain other customary events.

         Ranking....................These notes will be considered Senior secured indebtedness of the Company. The
                                    Company will use its best efforts to perfect the security of the assets, including all software and intellectual property, and the Company will not incur additional financing without the explicit approval of a subordination agreement by the lender.

         Conversion.................The note can be converted by the lender at his discretion into common stock at Twenty
                                    cents (.20) per share. If notes are
                                    converted then warrants are cancelled and no
                                    longer exercisable.
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SUMMARY AND TERMS FOR THINKING TOOLS, INC   (page 2)
BRIDGE FINANCING OFFERING




         WARRANTS:

         Issue......................Warrants for 200,000 shares of Common Stock of the Company; each warrant will entitle the holder to an exercise price equal to equal value per share. The Warrants expires December 31, 2004.

         Assign rights..............The Notes and Warrants can be assigned to other parties at the option of the original
                                    Holder.


         Adjustment to
           Exercise price...........The number of shares issuable upon exercise of the Warrants and Exercise Price are
                                    subject to antidilution rights and shall be adjusted in the event of the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock of the Company.

         Registration Rights........Shares and Warrant holders are entitled to registration rights at the Company's
                                    expense. Shares and Warrants will be
                                    registered along with other underlying
                                    securities in any Company registration.


         The terms used to be reasonably equivalent the "Pelinore Agreement" as amended to comply with above referenced terms and as approved by lender. This document represents the final agreement between the signatures.

THINKING TOOLS, INC                                   THINKING TECHNOLOGIES, LP



By: /s/Moshe Zarmi                                    By: /s/Fred Knoll
    --------------                                        -------------
Moshe Zarmi, President & CEO                          Fred Knoll